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                                                                   Exhibit 23(b)

                            CONSENT OF ERNST & YOUNG
                        ACCOUNTANTS, INDEPENDENT AUDITORS

We consent to the use of our report dated May 28, 2002 in the Registration Statement and related Prospectus of Greif Bros. Corporation, for the registration of its 8 7/8% Senior Subordinated Notes due 2012.

                                                   /s/ Ernst & Young Accountants

Amsterdam, The Netherlands
September 24, 2002